LEASE AGREEMENT ENTERED INTO BY AND BETWEEN INMOBILIARIA Y FRACCIONADORA LOMAS, S.A. DE C.V. REPRESENTED BY CARLO MUZQUIZ DAVILA (HEREINAFTER REFERRED TO AS THE "LESSOR") AND COASTCAST CORPORATION, S.A. (HEREINAFTER REFERRED TO AS THE "LESSEE") REPRESENTED BY RICHARD MORA, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.

                                 R E C I T A L S

I.   LESSOR through Carlo Muzquiz Davila hereby represents that:

     a) That his principal is the owner and can freely dispose of a plot of land identified as lot F, in Paseo del Cucapa, Fraccionamiento El Lago, in Tijuana, Baja California, as evidenced with public instrument number 22,949, dated December 29, 1972 which was granted before Notary Public No. 3 for the city of Tijuana, duly recorded in the Public Registry of the Property and Commerce under entry number 7283, page 133 of volume 61, Commerce Section, a copy of which is attached hereto as Exhibit "A", with an area of 30,614.15 square meters (hereinafter referred to as the "Real Estate"), a drawing of which show the exact location as well as a description of the referred piece of Real Estate is attached hereto as Exhibit "A-1", being an integral part hereof, such piece of Real Estate in process of being the result of a subdivision procedure with the Tijuana City Authorities, of a larger piece of Real Estate owned by LESSOR, copy of such proposed subdivision attached hereto as Exhibit A-1 and A-2.

     b) His Principal is in the process of obtaining official documentation from the competent authorities to define the industrial use of the Real Estate.

     c) The Real Estate has access to water, sewer, electric and telephone capacity to support the improvements as hereinafter defined in accordance with the requirements and specifications set forth in Exhibit "B" attached hereto, and the Expansion improvements as hereinafter defined.

     d) For the purposes of this Agreement, his Principal address is Ave. Pacifico No. 14533, Parque Industrial Pacifico, Tijuana, Baja California.

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                                        2

     e) His Principal is willing to perform on the Real Estate certain improvements as hereinafter defined in Section 2 below, and lease such Real Estate and LESSOR'S Improvements (collectively the "Leased Premises").

     f) The Real Estate is free and clear of any liens, encumbrances and any other limitations of domain, except for easements, covenants, the Park's Regulations (as such term is defined hereinbelow) and other restrictions or utility easements, the Permitted Encumbrances, as may be defined in the final official version of the subdivision permit (the "Subdivision Permit").

     g) He has the authority to enter into this Agreement on behalf of his Principal as evidenced in the Public instrument which is attached hereto as Exhibit "B", which authority has not been revoked or limited.

     h) His Principal is in the process of organizing an association of tenants and owners of land and improvements of Parque Industrial El Lago (the "Park's Association"), which shall operate under its representative charter and Bylaws and the Parque Industrial El Lago Protective Covenants and Restrictions, hereinafter the "Park Regulations", and attached hereto as Exhibit "C".

II.  Mr. Richard Mora hereby represents:

     a) That his Principal, COASTCAST CORPORATION, S.A., a corporation duly organized and existing in accordance to the Laws of Mexico, by means of Public Instrument 22335, volume number 365, dated 23 de Noviembre de 1982, and granted in the presence of the Notary Public No. 4, Fernando Diaz Ceballos in the city of Mexicali, and recorded at the Public Registry of Property and Commerce under No. 2454, page 470, volume seventh, book first, Commerce Section on March 29, 1983.

     b) He has sufficient authority and further states that such authority has not been limited or revoked in any manner whatsoever as evidenced in Exhibit "E".

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                                        3

     d) His Principal's address will be precisely the address of the Leased Premises; however for the purposes of any notices to be provided to LESSEE prior to Final Occupancy, as defined hereinafter, LESSEE's address shall be as defined in Section 21.

     e) His principal wishes to lease from the LESSOR the Leased Premises pursuant to the terms and conditions hereunder.

IN VIEW OF THE FOREGOING, the parties hereto agree as follows:

                                  C L A U S E S

1. - LEASE AND DELIVERY.

     LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR the Real Estate referred to in Representation 1.a) and LESSOR's Improvements as more specifically described hereinafter in this Agreement.

2. - LESSOR's IMPROVEMENTS.

     2.1 LESSOR, at LESSOR's own cost and expense, shall perform all work, provide all labor, furnish all new materials, and obtain all certificates and permits necessary to construct an industrial building with an area of 185,907 square feet on the Real Estate (hereinafter "LESSOR's Improvements") in accordance with the preliminary drawings, specifications, schedule of work, construction terms and soils report prepared by Dames & Moore dated June 19, 1997 and amended in letters dated July 28, 1997 and July 31, 1997 (collectively the "Drawings and Specifications") set forth by the parties and attached hereto as exhibit "B". For purposes hereof, both the Real Estate and the LESSOR's Improvements shall hereinafter be referred to as (the "Leased Premises"). The parties agree that within a term of 30 days as of the date hereof, a final set of drawings and specifications shall be submitted by LESSOR to LESSEE for final approval and to be ultimately attached as part of Exhibit "B" hereto. LESSOR agrees to provide LESSEE within 90 (ninety) days of the execution of this Lease, a certified copy of the authorized subdivision referred to in recital I-a) above.

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                                        4

     2.2 By approval of the Drawings and Specifications, LESSEE shall not be liable for the technical compliance of any of the terms and specifications set forth in exhibit "B" hereto. The approval by LESSEE is for general arrangement only, unless otherwise noted, and does not relieve LESSOR of full responsibility for the proper and correct design, construction and erection of the improvements as required.

     2.3 LESSOR will perform all constructions with respect to LESSOR's Improvements in accordance with all laws, ordinances, regulations, and orders of governmental authorities, and Park Regulations which are attached hereto as Exhibit "C". The term "LESSEE's Improvements" shall refer to those improvements identified in Section 4 below.

     LESSOR shall indemnify and hold harmless LESSEE from any and all claims, mechanic's and materialmen's liens, assessments by government authorities, including but no limited, to Social Security Institute, Workers Housing Institute and Tax Authorities, as well as from damages and costs resulting from or arising out of LESSOR's obligations for construction of LESSOR's Improvements upon the Real Estate required hereunder, in accordance to applicable laws, ordinances, regulations and orders of governmental authorities.

     2.4 LESSOR acknowledges and agrees that LESSEE may request changes in the design and specifications of the LESSOR's Improvements, provided such changes do not affect the cost thereof or the work schedule for construction of same. In the event such changes affect the cost of the LESSOR's Improvements or the work schedule, LESSOR and LESSEE shall jointly determine the effects of the change in cost and any extension to such schedule. If the parties do not agree on the cost or timing of such change orders, and if they cannot resolve the dispute amicably, they agree to submit said issue to arbitration pursuant to Section
23.5 herein. LESSOR agrees to provide LESSEE a copy of contractor's change order bid describing cost and schedule, for LESSEE's final approval.

     2.5 LESSOR shall diligently complete the LESSOR's Improvements on the Real Estate, in accordance with the Drawings

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                                        5

and Specifications, in order that LESSEE may use and occupy such Improvements pursuant to the following schedule:

     a)   Beneficial Occupancy of Leased Premises:  February 15, 1998.

     b)   Final Occupancy of the Leased Premises:  March 15, 1998.

     For purposes hereof, Beneficial and Final Occupancy shall be defined as follows:

Beneficial Occupancy.- Shall be defined as the delivery to LESSEE of the industrial portion of the LESSOR's Improvements including walls, roof, doors, floor slab, docks and inside paint, all of the manufacturing area (the "Initial Improvements"), in order that LESSEE may move in its equipment into the Leased Premises and begin construction of certain LESSEE's Improvements, and that such equipment and any LESSEE's Improvements that may be installed, be secured and not be damaged by weather or the process of construction.

Final Occupancy.- Shall be defined as the substantial completion of all works and interior finishing of the industrial and office areas, and all exterior and infrastructure of LESSOR's Improvements to permit LESSEE to commence utilization of the Leased Premises for the unencumbered conduct of its business, excluding a punch list of non-functional minor cosmetic items not to exceed a total construction cost of US$66,000.00 Dollars of the LESSOR's Improvements established pursuant to exhibit "B". In the event cost of construction of punch list exceed the amount of US$66,000.00 Dollars, the Final Occupancy date shall be deferred in accordance with Section 2.10. LESSOR agrees to complete all punch list items within 30 (thirty) days of the Final Occupancy Date.

     For purposes hereof, the Final Occupancy Date shall be the date on which LESSEE acknowledges the completion of LESSOR's Improvements, excluding the final punch list items listed above resulting from a walk-through and inspection of the Leased

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                                        6

Premises by LESSEE's and LESSOR's representatives. Notwithstanding the foregoing, should there be a difference of opinion between the LESSEE and LESSOR regarding the Final Occupancy Date, the parties agree to make their best efforts to amicably resolve the dispute, and if the difference persists after 30 (thirty) days following the LESSOR's notice of completion of the LESSOR's Improvements, to submit said issue to the binding arbitration provided hereinbelow.

     2.6 At all times following the execution of this Lease Agreement, LESSEE and/or its representative shall have the right to enter the Leased Premises to inspect the progress of construction of the LESSOR's Improvements, and LESSOR shall place the construction log and any construction reports available at the disposal of LESSEE and/or its representative, in order that LESSEE and/or its representative may be continuously appraised of construction of the LESSOR's Improvements. If so requested by LESSEE, LESSOR shall prepare a translation into English of any such reports for LESSEE, and LESSEE agrees to reimburse LESSOR for any expenses incurred in connection therewith.

     2.7 LESSOR agrees to contract a reputable test laboratory approved by LESSEE and to furnish to LESSEE a copy of results of all tests effected by LESSOR or its contractors with regard to the Leased Premises or the construction of the LESSOR's Improvements, and LESSEE shall be entitled to effect independent testing of any portion of the Leased Premises, LESSOR's Improvements or materials and components of construction thereof, at its sole expense, in order to ascertain that the LESSOR's Improvements are constructed in accordance with exhibit "B" hereto. Any such independent testing by LESSEE shall not release LESSOR from any obligations to construct the LESSOR's Improvements in accordance with exhibit "B" hereto.

     2.8 In the event the result of any test indicates that there is a material deviation in the terms and specifications for construction of the LESSOR Improvements, LESSEE shall notify LESSOR of any such deviation and request immediate correction thereof, and LESSOR agrees to promptly comply with such request.

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                                        7

     2.9 Should LESSOR fail to conclude construction of the LESSOR's Improvements in order that LESSEE may occupy the Leased Premises on the date of Beneficial Occupancy set forth hereinabove, LESSEE shall be entitled to receive as liquidated damages the abatement of one day of rent for each calendar day the Initial Improvements are not concluded pursuant to exhibit "B" and paragraph 2.5 hereof, which define the improvements to be completed as of such date. This abatement shall apply towards the first, and if applicable, following months on which LESSEE commences to effect rental payments as set forth herein.

     Notwithstanding such penalty and/or rental abatement, nothing contained herein shall extend the date of Final Occupancy or diminish the liquidated damages that LESSEE is entitled to receive in the event LESSOR fails to provide LESSEE with Final Occupancy on the date set forth in paragraph 2.5 above.

     2.10 Furthermore, should LESSOR fail to complete construction of the LESSOR's Improvements pursuant to exhibit "B" on or before the date of Final Occupancy of the Leased Premises, LESSEE shall be entitled to receive as liquidated damages, and in addition to the rent abatement set forth in the preceding paragraph, the amount corresponding to two (2) days rent for each calendar day of delay following the projected date of Final Occupancy.
Likewise, and in the event such delay exceeds thirty (30) days as of the original date of Final Occupancy, the charge for liquidated damages shall double, as of the thirty first day of delay, to four (4) days rent for each calendar day of delay; provided, however that (i) should such delay continue for thirty (30) days following the aforementioned date, or (ii) in case construction of the LESSOR's Improvements is stopped or suspended for any reason, included but not limited, to the lack of permits and/or authorizations from the competent authorities for a term of thirty (30) or more cumulative calendar days, (acts of God and force majeure excepted) then, in either case, LESSEE, at its option, may terminate this agreement and LESSOR agrees to immediately reimburse LESSEE all security deposits and/or advanced rent that LESSEE might have delivered to such date under the terms of this Agreement, or continue with the accumulation of liquidated damages. Any abatement hereunder shall apply towards the first, and if applicable, following

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                                        8

months on which LESSEE commences to effect rental payments as set forth herein. The parties acknowledge and agree that the date of Final Occupancy shall be extended for a term equivalent to delays attributable to LESSEE or LESSEE's contractors or subcontractors, acts of God or force majeure.

     2.11 Notwithstanding the provisions of paragraph 2.5 above, LESSOR expressly acknowledges and agrees that LESSEE may enter into the Leased Premises at any time during construction of the LESSOR's Improvements with the purpose of making initial installations of LESSEE's Improvements, in accordance with the schedule of work and provided it does not thereby unreasonably interfere with LESSOR's construction of the LESSOR's Improvements. It is further understood that LESSEE's entrance into the Leased Premises at any time prior to completion of the LESSOR's Improvements shall at no time be construed as LESSOR's completion of all or any part of the LESSOR's as Improvements as provided herein.

3.-  OCCUPANCY BY LESSEE

     The Leased Premises shall be used and occupied for manufacturing and warehouse activities and any other lawful industrial purposes not in violation with Park Regulations.

     3.1. LESSEE may, at its own risk and expense, install on the Leased Premises such fixtures, equipment and furniture as it may deem necessary, which shall at all times be considered the sole property of LESSEE provided, that such items are installed and are removed without substantial damage to the Leased Premises.

     3.2. LESSEE shall repair all damages caused to the Leased Premises during installation or removal of the fixtures, equipment and furniture mentioned in the preceding paragraph.

     3.3. LESSEE shall perform the installation or removal of its equipment and furniture, in accordance with all applicable laws, ordinances, and regulations, being liable for any violations thereto.

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                                          9

    3.4 LESSEE agrees to retrieve such fixtures, equipment and/or furniture it may have installed in the Leased Premises prior to the termination of this lease to bring it to its normal condition, with the understanding that if the LESSEE's Improvements include installations penetrating the roofs of the Leased Premises, after removal of such fixtures, the LESSEE shall cause the replacement of the damaged area with a new section of corrugated sheet metal roof. Should the LESSEE fail to retrieve LESSEE's Improvements, such fixtures, equipment and/or furniture from the Leased Premises as provided above, LESSOR shall be entitled to either retrieve such fixtures equipment, furniture and/or LESSEE's Improvements from the Leased Premises at the LESSEE'S risk and expense, or deem that said fixtures, equipment and/or furniture have been left in the Leased Premises by the LESSEE to gratuitously inure in favor of the LESSOR.

    3.5. LESSEE may not modify the basic structure, facade or basic public services of the Leased Premises, nor may it perform any works or make alterations which cost may be higher than $50,000.00 Dollars (Fifty Thousand Dollars 00/100 Currency of the United States of America) without LESSOR's prior written consent, which shall not be unreasonably withheld.

4. - LESSEE IMPROVEMENTS.

    4.1. LESSEE, at its own expense may place or construct additional LESSEE Improvements, and may alter, extend, improve or add to any of the LESSOR's Improvements or expansions thereto now or hereafter on the Leased Premises, provided that such alterations, extensions, improvements and additions do not adversely affect the structural strength of the LESSOR's Improvements or reduce the fair market value of the Leased Premises below the value of the Leased Premises immediately prior thereto; and provided further that said alterations are effected with diligence, in a good and workmanlike manner, and in accordance with all applicable laws, ordinances, regulations and governmental practices.

    4.2. LESSOR acknowledges and agrees that any such LESSEE Improvements shall be the sole property of LESSEE and, at

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                                          10


LESSEE's option, may be removed from the Leased Premises in accordance with the provisions of Section 3 above.

    4.3. LESSEE shall indemnify and hold harmless LESSOR from all claims, mechanic's and material men's liens, assessments by government authorities, included but not limited to Social Security Institute, Workers Housing Institute, and Tax Authorities, as well as from damages and costs resulting from or arising out of LESSEE's lack of performance or any of its obligations for construction of structures, LESSEE Improvements, fixtures, machinery and equipment, or restorations to the Leased Premises required hereunder.

5. - USE OF THE LEASED PREMISES - ENVIRONMENTAL.

    5.1. LESSOR expressly acknowledges its awareness of LESSEE's intended use of the Leased Premises as a manufacturing facility and warehouse, and therefore expressly authorizes the use of the Leased Premises by LESSEE for general office, warehouse, manufacturing, finishing, storage, services, repair, engineering, sales, product demonstration, training of customers and employees, ancillary storage, parking of cars and all other uses incidental and related to a general manufacturing, warehouse and office facility, and for any other lawful purposes. During the term of this lease, LESSEE shall not do or permit anything to be done in the Leased Premises which shall in any way conflict with any laws, statutes, ordinances, Park Restrictions or governmental rules.

    5.2. LESSOR warrants that the Leased Premises have not been previously used for any industrial or commercial purpose and that it is free from any hazardous and/or toxic substances as presently defined in applicable legislation. LESSOR agrees to indemnify and hold LESSEE harmless from any and all claims or liability which may arise in connection therewith. Furthermore, LESSOR shall cause that any and all tenants or owners of property adjacent to the Leased Premises comply with all laws and regulations pertaining to toxic or hazardous waste or substances and agrees to hold LESSEE free and harmless from any and all claims or liabilities which may arise therefrom.


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                                          11


    5.3. LESSOR shall not be responsible for any contamination caused by LESSEE to the Leased Premises at any time during the term of this lease or any renewal thereof. LESSEE agrees to indemnify and hold LESSOR harmless from any and all liability which may arise in connection with LESSEE's use of the Leased Premises, except as may result from LESSOR's breach.

6. - RENT

    6.1 LESSEE shall pay to LESSOR, as monthly rent during the initial lease term hereof, at its address or any other address as instructed by LESSOR, starting as of the Lease Commencement Date (as hereinafter defined) and within the first ten (10) days of each month the amount of $57,631.00 Dollars (FIFTY SEVEN SIX HUNDRED AND THIRTY ONE DOLLARS, UNITED STATES CURRENCY), at its equivalent in Pesos, Mexican Currency. Notwithstanding the foregoing, during the first lease year as of Rent Commencement Date as defined in Section 7.2 below, the amount of US$15,717.55 Dollars shall be credited every month towards the payment of rent of the (11) monthly rental payments pursuant to Section 19.1 below.

    6.2 The monthly rent shall be increased annually, on each anniversary of the Lease Commencement Date, at a rate equal to 2% (two percent) per year from years two (2) through eight (8) and will be constant years nine (9) and ten
(10).

    6.3 For the purposes of calculating the monthly rent, if paid in Pesos, Mexican Currency, LESSEE agrees to apply as exchange rate, the highest free market rate of exchange for sales of U.S. denominated currency, used by Banco Nacional de Mexico, Bancomer, and Banca Serfin, on the day of payment or on the immediately preceding business day in case the day of payment is a holiday for the banking institutions of Mexico.

    6.4  In the event, LESSEE exercises the option to lease referred to in
Section 7.4 below, the parties agree that the starting monthly rent price regarding such extension period shall be that of the original fifth (5th) year of rent. Thereafter and during the extensions, the monthly rent shall be increased by 2% annually, on each anniversary of the new Lease Commencement Date.


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                                          12


    6.5 In case of late payment, the LESSEE agrees to pay to the LESSOR liquidated damages at the rate of 5% (Five percent) per month, as of the tenth day after written notice of such default is given to LESSEE by LESSOR.

7. - TERM OF THE LEASE AND DELIVERY OF THE LEASED PREMISES.

    7.1 The term of this lease shall be for a period of ten (10) years binding for LESSEE and LESSOR, unless extended pursuant to the provisions hereof, (hereinafter the "Initial Lease Term" or the "Initial Term of this Lease"). The term of this Lease shall commence as of the date (hereinafter the "Lease Commencement Date") of Final Occupancy, which shall be the date of completion of the LESSOR's Improvements.

    7.2 Rent Commencement Date: The first month's rent shall be due thirty days after Final Occupancy. All adjustments to the Rent as per Sections 6.2 and
6.4 above shall occur on the anniversary of the Lease Commencement Date.

    7.3 LESSEE shall have access to the Leased Premises as of December 15, 1997, for purposes of installing LESSEE's Improvements.

    7.4 LESSEE shall have an option to renew the Lease Term for two (2) additional five (5) years term (the "Extended Term"), by means of a written notice given to LESSOR prior to the expiration of the initial Lease Term or any of its extensions.

8. -  INSURANCE.

    8.1 Beginning as of the Lease Commencement Date and during the life of this agreement, LESSEE, agrees to obtain an insurance policy which shall cover the Leased Premises against fire, acts of God, explosion, and/or any other risks covered under the so called "extended coverage". The corresponding insurance policy shall cover an amount sufficient to provide for the replacement value of $3,000,000.00 Dollars (THREE MILLION Dollars 00/100 U.S. Cy.), and shall be payable to LESSOR and/or its assignee.

    8.2  In addition, as of the Beneficial Occupancy and during
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                                          13


the life of this agreement, LESSEE shall obtain and maintain in full force an insurance policy to cover the LESSEE and the LESSOR against any civil liability claims, demands, lawsuits or actions, or against the accidents or decease of any person, or from any damages to the goods of any third party in connection with the use by the LESSEE of the Leased Premises. The corresponding insurance policy shall cover an insurable value of at least $150,000.00 Dollars (one hundred fifty thousand dollars 00/100 U.S. Cy.).

    8.3 The insurance policies referred to in paragraphs 8.1 and 8.2 above, shall be obtained with an insurance company authorized to do business in Mexico acceptable to LESSOR. Likewise, the policies shall provide that the same may not be amended regarding coverage described in sections 8.1 and 8.2 without the prior written authorization of LESSOR. LESSEE is required to provide LESSOR 30 (thirty) days advance notice of its intent to change carriers, so that LESSOR may analyze and review the approval of said new carriers, approval which shall not be unreasonable withheld. Additionally, said insurance policies shall provide that they shall not be subject to cancellation or change unless LESSOR is informed in writing at least 30 (thirty) days prior to said cancellation or change. Finally, the policies, or their duly executed certificates, together with copies or receipts for payment of the premiums thereof, shall be delivered to the LESSOR at its domicile within the 15 (fifteen) days following the Beneficial Occupancy Date. All documents evidencing the renewal of such policies shall be delivered to the LESSOR at least 30 (thirty) days prior to the expiration of the term of such coverage.

    84 Mutual Release. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and to the fixtures, personal property, LESSEE's Improvements and alterations of either LESSOR or LESSEE in or on the Leased Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.


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                                          14


9.-  TAXES AND COSTS.

    9.1 LESSOR shall be responsible of payment of the income, and assets taxes to which it is obligated. On its part, the LESSEE shall be responsible for the payment or reimbursement to the LESSOR of the real estate tax and any other taxes which may be levied upon the use of the Leased Premises, including Value Added Tax, maintenances and park association fees.

10.- REPAIRS AND MAINTENANCE.

    10.1. LESSOR.

         10.1.1.  During the entire lease term and any extensions thereof, after written notice from the LESSEE, the LESSOR shall repair any structural defects of the Leased Premises caused as a consequence of the normal use of the same, including the exterior walls, foundations, floors, structural plumbing, cistern and roof. LESSOR shall also maintain the parking lot, drainage, and paved areas where damage is in excess of $5,000.00 Dollars (Five thousand 00/100 dollars, legal currency of the United States of America), per occurrence caused by subsurface movements of the soil. On its part, LESSEE agrees to use its best efforts to timely advise LESSOR of any structural defect. Notwithstanding the foregoing, in the event LESSEE's Improvements require roof penetrations for installation of equipment or fixtures, then maintenance and repair of the areas of the roof affected by any of LESSEE's Improvements shall be on the sole
responsibility of LESSEE.   The parties further agree that the repair of such
structural defects shall be deemed as the only necessary repairs for which the LESSOR shall be responsible hereunder. LESSEE agrees to use its best effort to timely advise LESSOR of any structural defect. LESSOR shall proceed diligently to make such repairs as soon as practically possible, and shall continue to do so until the same are completed.

         10.1.2. The LESSOR shall not be responsible, nor have the obligation to repair the damages caused by the LESSEE's negligence, or that of LESSEE's workers, clients, contractors or guests.


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                                          15


    10.2. LESSEE.

         10.2.1. LESSEE shall be responsible for the repairs to the damages suffered in the LEASED PREMISES other than those referred to in clause 10.1. hereinabove. The damages referred to in this paragraph include, but are not limited to, the damages and maintenance that shall be given to the plumbing systems, sewage, telephone, gas, as well as for the equipment, interior walls, interior and exterior painting, floor slab surface, ceilings, air conditioning and ventilation systems and appliances, heaters, doors and windows, glass, docks, dock levels, landscaping, lighting, electrical, etc., of the LEASED PREMISES, and in general, everything not considered a structural repair under clause 10.1.1. above. All repairs made by LESSEE must be equal in quality and kind to the original work. All the expenses resulting of disregarding and the negligence in the LEASED PREMISES, or violation and the obligations of the LESSEE set herein, shall be borne by the LESSEE.

         10.2.2. The LESSEE shall maintain the LEASED PREMISES and its improvements free from any liens. LESSEE shall maintain all parts of the Leased Premises in a neat, clean and orderly condition, free of garbage, debris and illegal materials.

11.-  INDEMNIFICATION.

    11.1 LESSEE agrees to indemnify and hold LESSOR harmless from any and all claims for damages or losses of any nature whatsoever, arising from negligent act or omission of LESSEE or its contractors, licensees, agents, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring on or about the Leased Premises, or the areas adjoining the Leased Premises and from and against all costs and expenses, including attorney's fees, incurred thereby.

    11.2 LESSOR agrees to indemnify and hold LESSEE harmless from any and all claims for damages or losses of any nature whatsoever, arising from negligent act or omission of LESSOR or its contractors, licensees, agents, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Leased Premises, or the areas adjoining the Leased Premises and from and against all costs and expenses, including attorney's fees, incurred thereby.

12.-  UTILITY SERVICES.

    12.1. LESSEE agrees to request directly from the corresponding utility companies the public services LESSEE may need be rendered by such companies, and shall promptly pay for any and all utilities and related services, including corresponding utility rights, furnished to LESSEE in the Leased Premises, including but not limited to water, gas, electricity, and telephone charges.

    12.2. LESSOR shall, prior to Final Occupancy, instal or have installed infrastructure related to water, sewer, electrical and telephone lines, as defined hereinbelow, for the general supply for water, sewer, fire hydrants, electrical and telephone service to the Leased Premises, in accordance with all Federal, State and local regulations, and shall cause to be accepted and approved by the Federal, State, or local authorities having jurisdiction over all streets abutting the Leased Premises. In the event any assessment, special or otherwise, is made against the Leased Premised or LESSEE (other than users fees) for any of the above reasons, or because of LESSOR's failure to perform any of its obligations as developer, LESSOR shall, at its own expense, discharge and pay such charges.

    12.3 LESSOR warrants that the Leased Premises shall have availability of at least 8000 KVA electrical power of 13,200 volts of power to perimeter of site. As a consequence thereof, LESSEE may contract electrical energy up to such capacity by paying only capacity and contract fees and KVA rights charge.

    12.4 LESSOR warrants that the Leased Premises has or will have by Final Completion availability of twenty (20) telephone lines which the LESSEE shall have the sole right to use. As a consequence thereof, LESSEE may contract up to twenty (20) telephone lines, and may be required to pay "contract fees" to the telephone company.

    12.5 LESSOR warrants that the Leased Premises on or before the date of Final Occupancy will have completed public sewer, fire hydrants and water systems, in accordance with Exhibit "B", to carry out its intended industrial activities with appropriate piping and pressure in the sewer and water systems servicing the Leased Premises. LESSEE agrees to contract directly with the appropriate utility companies for the supply of water and sewer service, and pay the corresponding contract, metering equipment and capacity fees.

    12.6 In the event LESSOR is not able to supply the infrastructure for utility services which are herein represented by LESSOR by the date of Final Occupancy, or in the event LESSEE is unable to contract such services for reasons not attributable to LESSEE, LESSOR shall directly provide such services to LESSEE at LESSOR's sole expense until such time LESSEE is able to contract the services, and LESSOR shall cover the differential between the cost of such services which LESSEE would normally pay if such services were supplied by utility companies, and the cost to LESSOR to provide such services. It is understood that lessor's responsibility under this paragraph shall cease to exist once LESSEE has contracted the utility services represented herein, and supply of such services has commenced.

    12.7 In addition, if after sixty (60) days as from the date of Final Occupancy the lack of availability of services is such that LESSEE's business may not be carried out properly, LESSEE may immediately terminate this agreement without any further obligation, and LESSOR shall immediately reimburse any and all amounts, including but not limited, to security deposit and advance rent delivered by LESSEE hereunder.

    12.8 LESSEE agrees to contract all utility services with the corresponding utility companies at least sixty (60) days prior to the date of Beneficial Occupancy, to assure the timely furnishing of said services to the Leased Premises. LESSOR agrees to promptly support such application, and provide all appropriate documentation and date required by such utility companies. In addition, LESSOR agrees to correct as may be requested by any utility company, any of the LESSOR's Improvements, so as to facilitate and allow the rendering of such services.

13.-  ASSIGNMENT AND SUBLETTING.

    13.1 The LESSEE may not assign its rights and obligations under this Agreement, nor may it sublet the LEASED PREMISES unless it obtains the prior written authorization of the LESSOR, authorization which shall not be reasonably withheld. Such authorization shall not be required if LESSEE assigns or sublets the Agreement to affiliate or subsidiary of LESSEE, so long as LESSEE and Guarantor remain jointly responsible for obligation of the assignee and/or sublessee as the case may be.

    13.2 The LESSOR shall be entitled to assign, in whole or in part, its rights and obligations under this agreement. Consequently, the LESSEE hereby grants authorization to the LESSOR so that the latter may formalize, the assignments which it may deem appropriate. Likewise, LESSOR shall be expressly entitled to guarantee any of its present or future obligations with its rights under this agreement.

14.-  RENT WITHHOLDING

    LESSEE hereby waives any right to withhold any rental payments except as provided for in section 16.2 below. LESSEE shall deliver in a timely fashion, and under the terms hereunder, any and all amounts to which LESSOR may be entitled to under this Agreement.

15.-  ACCESS TO THE LEASED PREMISES.

    15.1 With reasonable prior written notice and without unreasonably obstructing LESSEE's operations, LESSOR or its authorized representatives shall have the right to enter the Leased Premises during LESSEE's business hours, and in emergencies at all times, to make repairs, additions, or alterations to the Leased Premises as authorized or obligated to perform under this Agreement.

    15.2  LESSOR may, provided LESSEE has not given notice to LESSOR under
Section 7.4 above, show the Leased Premises to any prospective clients within the six (6) months prior to the expiration of this Agreement. LESSOR shall, prior to such visit, advise LESSEE of the identity of such prospect, and LESSEE shall be entitled to deny such visit if prospective clients are competitors of LESSEE. Likewise, and under the same terms during such six (6) months term, LESSOR shall have the right to post the signs which it may deem appropriate in the facade of the Leased Premises in order to promote the same.

    15.3 Except in case of emergency, LESSOR shall give notice to LESSEE at least 24 hours before entering the Leased Premises, and LESSEE shall have the right to escort any representatives of the LESSOR and prospective clients.

16.-  RIGHT TO PERFORM OTHER PARTY'S COVENANTS

    16.1 If LESSEE shall at any time fail to perform any one or more of its required obligations made in this Agreement after ten (10) days written notice by LESSOR to LESSEE (or without notice in the case of an emergency) and without waiving or releasing LESSEE from any obligation of LESSEE contained in this Agreement, LESSOR may but shall be under no obligation to do so, enter upon the Leased Premises and take all such actions thereon as may be necessary to fulfill LESSEE obligations under this Agreement. All sums paid by LESSOR and all costs and expenses incurred by LESSOR in connection with the performance of any such obligation of LESSEE, shall be payable by LESSEE to LESSOR upon demand.

    16.2 If LESSOR shall at any time fail to complete the LESSOR's Improvements, including the punch list items referred to hereinabove, on or before April 15, 1998, after five (5) days written notice by LESSOR to LESSEE, and without waiving or releasing LESSOR from any obligation of LESSOR contained in this Agreement, LESSEE may, but shall be under no obligation to do so, enter upon the Leased Premises and take all such actions thereon as may be necessary to fulfill LESSOR obligations build and complete the LESSOR's Improvements under this Agreement. All sums paid by LESSEE and all costs and expenses incurred by LESSEE in connection with the performance of any such obligations of LESSOR, shall be payable by LESSOR to LESSEE upon demand, or if not paid within thirty
(30) days, reduced from future rents.

17.-  DAMAGE OR DESTRUCTION.

    17.1 LESSOR or LESSEE respectively, shall each be liable for damages to the Leased Premises caused by their own fault or negligence, or that of their agents, employees or visitors.

    17.2 In the event that the whole or a substantial part of the Leased Premises is damaged or destroyed by fire, act of nature, or any other cause so as to make LESSEE unable to continue the operation of its business, rent shall be reduced in proportion to the part of the Leased Premises which use LESSEE is deprived of. If LESSEE is prevented from using the Leased Premises in its entirety then no rent shall be paid during the time the LESSOR's Improvements are not usable. In such event, and within 20 days after such catastrophe, LESSOR shall promptly, and at its sole cost and with the proceeds from the policies referred to in Section 8, proceed diligently to make such repairs, restoration or rebuilding to the extent necessary to provide LESSEE with premises of equal quality, design, materials and construction as that which existed prior to the damage, and complete such repairs and restoration within a term to be mutually agreed upon by the parties, but not to exceed three months.

    17.3 Notwithstanding the foregoing, in the event such damage or destruction is total or exceeds 75% of the full insurable value of the LESSOR's Improvements, and LESSOR and LESSEE, within a term of ten (10) days following such damage or destruction determine that repair, restoration or rebuilding cannot be accomplished within a term of ninety (90) days after occurance of such damage or destruction, LESSEE, at its option, shall have the right to terminate this Agreement by written notice given to LESSOR within a term of thirty (30) days as of the date of such damage or determination of reconstruction time without any further responsibility. In the event of termination of this Agreement in accordance with the provisions set forth in this Section, rent payable by LESSEE hereunder shall abate fully as of the date of damage or destruction and LESSOR shall reimburse LESSEE any and all amounts received as prepaid rent, or security deposit.

    17.4 The percentage of the insurable values herein above referred to, shall be determined by the Insurance Claim Adjustor of the Insurance Company with which the insurance provided in Section 8 be contracted.

    17.5 If the impediments to use the Improvements were attributable to LESSEE, its agents, employees or visitors, LESSEE shall continue to pay the rent as if it were using said building.

18.-  COVENANTS AND RESTRICTIONS OF THE PARK.

    18.1 LESSEE agrees to fully comply with the Park's Restrictions, which are attached hereto as exhibit "C" and form an integral part of this Agreement, and pay $.50 cents (fifty cents U.S. Cy.) per square meter of the Real Estate per year (hereinafter the "Maintenance Fee", to be prorated according to the Final Occupancy Date during the first year) for maintenance of streets, common landscaping, common areas, etc of the Industrial Park. Such Maintenance Fee shall also be abated as of the occurrence of a catastrophe as defined in section 17 above.

19.-  GUARANTIES AND DEPOSITS.

    19.1 LESSOR hereby receives from LESSEE the amount of $230,524.00 Dollars (Two Hundred Thirty Thousand Five Hundred and Twenty Four Dollars 00/100 U.S. Cy.) as prepaid rent and security deposit.

    From such amount, LESSOR shall apply the sum of $57,631.00 (Fifty Seven Thousand Six Hundred and Thirty One Dollars 00/100 U.S. Cy.) as a security deposit to be returned to LESSEE, without interest upon termination or earlier termination of this Agreement, after the LESSOR verifies, through an inspection, that the Leased Premises are in good condition, broom cleaned, normal tear and wear excepted, unless otherwise agreed by the parties in writing. The balance thereof, the amount of $172,893.00 (ONE HUNDRED AND SEVENTY TWO THOUSAND EIGHT HUNDRED AND NINETY THREE DOLLARS 00/100 U.S. Cy.) shall be applied towards rent during the first year of the Lease Term, amortized evenly during months two through twelve of the first lease year.

    19.2 In case of early termination for any cause attributable to the LESSEE, the LESSOR shall be entitled to keep any amounts delivered to the LESSOR as prepaid rent or deposit, regardless of any other rights which the LESSOR may be entitled to.

20.-  NOTICES.

    20.1 All notices to be given under this Agreement shall be forwarded to the addresses mentioned below or to such other addresses as may be from time to time, furnished by the contracting parties. Said notices shall be in writing and shall be delivered personally, or if mailed, shall be deemed given ten (10) days after the date of mailing thereof or furnished via fax to the addresses and phone numbers indicated hereunder. If mailed or faxed, duplicate notices shall be sent by certified mail, postage prepaid to addresses and any additional addresses as may from time to time be requested in writing by the parties hereto.

If to LESSOR:                     INMOBILIARIA Y FRACCIONADORA LOMAS,
                                  S.A. DE C.V.
                                  Avenida Pacifico No. 14533
                                  Parque Industrial Pacifico
                                  Tijuana, Baja California,
                                  Telephone number:  (66) 81-12-11
                                  Facsimile number:  (66) 81-13-46

If to LESSEE:                     COASTCAST CORPORATION, S.A.
                                  Calle Mercurio No. 70
                                  Parque Industrial Mexicali
                                  Mexicali, Baja California
                                  Telephone number 65-80-10
                                  Facsimile number 65-80-50
                                  Att'n.:  Gerente General

COASTCAST CORPORATION             3025 E. Victoria Street
                                  Rancho Dominguez, California 90224
                                  Estados Unidos de America
                                  Telephone number:
                                  Facsimile number:
                                  Att'n.: President

21.-  EARLY TERMINATION

    LESSOR may terminate this agreement in any of the following circumstances:

    21.1 The term expressed in clause Seventh above expires.

    21.2 LESSEE's failure to pay any monthly rent due and payable hereunder after written notice is delivered to LESSEE pursuant to section 6.5, and not cured with the following ten (10) days.

    21.3 Default in the performance of any other of LESSEE's covenants, agreements or obligations hereunder, where such failure continues for a period of thirty (30) days after receipt of notice of such circumstance by LESSEE. Should the breached obligation reasonably require more than thirty (30) days after receipt of notice of such circumstance by LESSEE. Should the breached obligation reasonably require more than thirty (30) days to be cured, the referred term shall be extended accordingly.

    21.4 The filing of a petition of bankruptcy against the LESSEE or Guarantor if not dismissed within 90 (ninety) days after receipt of notice of such circumstance from LESSOR.

    21.5 In case of an attachment, execution or other judicial seizure of substantially part of LESSEE's and/or GUARANTOR's assets, such attachment, execution or other seizure remaining undismissed or undischarged for a period of 60 (Sixty) days after the levy thereof.

    21.6 In case of the appointment of a trustee or receiver to take possession of all or substantially all of LESSEE's and/or GUARANTOR's assets.

    21.7 Should the parties fail to reach the agreement set forth in section
23.7 hereinbelow as to how to mitigate any negative effects of the dollar value of rent caused by the enactment of new legislation or any force majeure event within the sixty (60) days following the effective date of such legislation or force majeure event.

    If LESSOR initiates any action to terminate this agreement, the LESSEE shall reimburse the LESSOR any costs related to the

LESSEE's vacancy of the Leased Premises, in the event that if (i) the LESSEE does not vacate the Leased Premises, (ii) the competent court hearing the case finds LESSOR petition justified, and (iii) applied retroactive from the date on which the corresponding action is filed, the LESSEE shall pay to the LESSOR, as liquidated damages, a monthly amount equal to 2 (two) times the monthly rent in force on the date on which said action may be initiated or that in force prior to the termination of the agreement. The LESSEE acknowledges that this clause shall not be construed as an authorization to occupy the Leased Premises beyond the term set forth herein.

22.-  LEASE OPTION

    22.1 LESSOR hereby grants LESSEE an irrevocable option to lease 20,000 square meters of land adjacent to the Leased Premises and marked for reference in the plot map attached hereto as exhibit "A-2" as the "Expansion Land or Option", and wherein LESSOR agrees to construct a building, based on specifications agreed to between LESSOR and LESSEE. The Option to lease the Expansion Land shall be in effect during the first five years of the Initial Lease Term of this lease and may be exercised in two phases by LESSEE, each for 10,000 square meters, marked for reference in the attached plot map as "Phase 1" and "Phase 2" (hereinafter referred as "Phase 1" and "Phase 2", respectively).


The option granted shall be subject to the following terms:

         22.1.1 The option to lease the Phase 1 land for the eventual construction of an expansion to the Leased Premises shall be granted without additional consideration for an initial term of two years, starting as of the Lease Commencement Date.

         22.1.2 As of the end of the second year of the Initial Lease Term, LESSEE, at its election, may extend the term of the option to lease Phase 1 land without the need of construction for an additional period of three years, by paying LESSOR $5,380.00 Dollars (Five Thousand Three Hundred and Eighty Dollars) per month, which sum shall be increased annually, on each anniversary of the Lease Commencement Date, at a rate of two percent (2%) per year.

         22.1.3 The Option to Lease the Phase 2, the Additional Expansion Land (or Option) Land for the eventual construction of an expansion to the leased Premises shall be granted without consideration for an initial term of three years, starting as of the Lease Commencement Date. At its election, LESSEE may extend the term of the Phase 2 option beyond such date and for the remaining Initial Lease Term of this Agreement without construction, by paying LESSOR $5,380.00 Dollars (Five Thousand Three Hundred and Eighty Dollars) per month, in addition to the amount set forth in the preceding Section 22.1.2, which sum shall increase annually, on the same dates and percentage as stated in
22.1.2 above.

         22.1.4 It is understood that in the event the option on Phase 1 is not exercised, the option on Phase 2 is automatically cancelled. Should LESSEE exercise its option to expand during the period as described above in paragraph
22.1.1 and 22.1.3., there shall be no "option" rent due for land during the construction period.

         22.1.5 Upon receiving notice from LESSEE of LESSEE's exercise of these Options, LESSOR, agrees to diligently commence preparation of preliminary construction drawings and specifications together with construction schedule (collectively "Preliminary Expansion Plans") for the new building to be constructed in the Expansion Land (or Option) of either Phases 1 or 2 of the "Expansion Improvements", such Preliminary Expansion Plans to be prepared in accordance to LESSEE's instructions or as otherwise agreed by the parties. The Expansion Improvements on Phases 1 or 2, as the case may be, shall be completed by LESSOR within a term of six (6) months as of the date LESSEE notifies LESSOR of final approval of Expansion Plans. The rent price shall be based on the cost of land and construction divided by eighty, provided such Expansion Improvements were constructed by LESSOR or a company affiliated by LESSOR, at LESSOR's expense; otherwise, the parties will mutually negotiate a rent for the use of the Expansion Land (or Option) by LESSEE. Thereafter the initial rent for the Expansion Land and/or the Improvements, as the case may be, shall be increased by two percent (2%) per year. All other terms for the occupancy by LESSEE of such Expansion Land and/or Additional Expansion Land and/or Improvements, as may be applicable, and pertaining to delay penalties, rent increases, security deposit, lease term, etc. shall conform to the same terms and conditions set forth herein. Related terms pertaining to each phase, based on the foregoing, shall be reflected in an amendment to this Agreement, to be executed by the parties upon LESSEE's acceptance of Expansion Plans corresponding to each of said phases.

         22.1.5.A. For purposes of calculating the rent for the Expansion, the Expansion Land value shall be $50.00 Dollars (Fifty Dollars 00/100 U.S. Cy.) per square meter of land as of the date of Lease Commencement, and increase two percent (2%) per year thereafter.

         22.1.5.B. The term of the lease for the Leased Premises shall be extended to be coterminous with the expansion lease.

23.  MISCELLANEOUS

    23.1 In case any party fails to execute any action against the other as to protect a certain right under this agreement, said failure shall not be construed as a waiver of any other rights derived herefrom.

    23.2 This agreement may only be modified by written agreement signed by the authorized representatives of the parties.

    23.3 In case any party hereto exercises an action against the other in order to demand the performance of this agreement, the prevailing party shall be entitled to reasonable attorney's fees.

    23.4 As provided by article 2869, section III of the Civil Code for the State of Baja California, the parties agree, at LESSEE's cost, to register this contract in the Public Registry of the Property in the city of Tijuana, Baja California, in the understanding that both parties agree to carry out all acts, legalizations or ratification for such purposes.

    23.5 In the event a dispute arises, due to the interpretation or the execution of the foregoing Agreement, the parties agree to submit their differences to binding arbitration procedure under the terms provided for in the Commerce Code effective in Mexico, for which they agree the arbitration shall take place in the Spanish language, with a sole arbitrator who shall be an expert in the leasing of industrial buildings addressed in the city of Tijuana, Baja California, arbitrator who shall be commonly appointed by both parties and, if no agreement can be reach in this regard, he shall be appointed upon request of either party by the Civil Engineers Board (COLEGIO DE INGENIEROS) of the city of Tijuana, Baja California. Each party shall be responsible of their own costs and expenses of arbitration and in regard to fees and expenses of the arbitrator such cost and expenses shall be evenly split amongst the parties. The arbitrators findings and ruling shall be deemed final and not subject to appeal.

Notwithstanding the foregoing, for any matter related to the breach or termination of this agreement, the parties hereby expressly agree to submit themselves to the competent courts in the City of Tijuana, Baja California, waiving any other jurisdiction which may correspond to them by virtue of their future or present domiciles.

    23.6. In case any provision of this Agreement shall for any reason be had invalid, illegal or unenforceable in any aspect, this Agreement shall be construed as if such provision had never been contained herein.

    23.7. Inasmuch that it is intent of the parties under the terms of this Agreement that LESSOR receive the full Dollar value of rents for the entire term of this agreement and its extensions, and that LESSEE be allowed the occupancy of the Leased Premises for the same periods, the parties agree that in the event of any legislation introduced in the future, or other force majeure, the effects of which could be, if exercised by LESSEE, a substantial reduction in the dollar value being paid to LESSOR as rent, LESSEE agrees not to exercise any such rights unless such effect are a consequence of law. Notwithstanding, and in order to mitigate any such negative effects on the dollar value of rent, so that LESSOR may continue to meet its financial obligations undertaken for the construction of LESSOR's Improvements, LESSOR and LESSEE agree to diligently and exhaustively pursue an equitable solution under law provided at such time, so that LESSOR may continue to receive full Dollar value in rental payments, and LESSEE continue to enjoy and occupy the Leased Premises.

24. - CORPORATE GUARANTY.

    24.1 LESSEE hereby delivers to LESSOR a guaranty from COASTCAST CORPORATION (for purposes herein the "Guarantor"), under the terms of the Guaranty Document which is attached hereto as Exhibit "D". Accordingly COASTCAST CORPORATION agrees to be jointly responsible before and to guarantee any and all obligations of the LESSEE under this Agreement. In addition COASTCAST CORPORATION must supply to the LESSOR audited yearly financial information through the lease term.

    IN WITNESS WHEREOF, the parties have executed this agreement in the places and on the dates stated hereinbelow.

         LESSOR                                  LESSEE

INMOBILIARIA Y FRACCIONADORA,               COASTCAST CORPORATION,
LOMAS, S.A. DE C.V.                          S.A.

Name: /s/ [ILLEGIBLE]                       Name: /s/ RICHARD W. MORA
    ----------------------------                 -----------------------
Place: Tijuana, B.C, Mexico                 Place: Los Angeles, CA
     ---------------------------                  ----------------------
Date: August 31, 1997                       Date:     8-20-97
    ----------------------------                 -----------------------


                                     GUARANTOR
                               COASTCAST CORPORATION


                          ------------------------------

                             Name:  /s/ RICHARD W. MORA
                                   ---------------------
                             Title: President & CEO
                                   -----------------
                             Place: Los Angeles, Ca
                                   -----------------
                             Date:  8-20-97
                                   -----------------


              WITNESS                                        WITNESS


    /s/ BEATRIX Y. SANDERS                         /s/ ROBERT C. BRUNING
    ------------------------                       ----------------------------